NOTE CANCELLATION AGREEMENT

         This Note Cancellation Agreement ("AGREEMENT") is entered into as of July 20, 2001, between Canaccord International Ltd. (the "RELEASOR") and China Broadband Corp., a Nevada corporation ("RELEASEE").

                                    RECITALS

         WHEREAS, Releasor has been engaged by the Releasee as a financial advisor;

         WHEREAS, Releasor has negotiated with SoftNet Systems, Inc. to acquire a Promissory Note dated September 29, 2000, in the principal amount of US$1,700,000, due September 30, 2001, with interest payable at maturity at the rate of 8% per annum ("Note");

         WHEREAS, Releasee is "Maker" and Releasor is anticipated to be the "Holder" of the Note on or about July 20, 2001; and

         B. WHEREAS, Releasor and Releasee each desire to cancel the Note upon the terms and conditions described herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

1. CANCELLATION OF NOTE AND RELEASE. Subject to the terms and conditions set forth herein, Releasor agrees to deliver to Releasee at Closing (defined below) the Note marked across its face "CANCELLED" and upon such delivery thereby shall forever release and discharge Releasee of any and all of its obligations under the Note, including any obligation to pay principal and interest.

2. PAYMENT IN FULL SATISFACTION AND DISCHARGE OF NOTE. Upon closing (defined below) Releasee agrees to pay Releasor the following consideration ("CANCELLATION PAYMENT"):

         (a) in cash, official bank check or wire transfer an amount equal to the accrued interest under the Note at the date of Closing ("CANCELLATION PAYMENT"); and

         (b) a Warrant, in substantially the form attached hereto as Exhibit A ("WARRANT"), exercisable to acquire 500,000 shares of the Releasee's common stock at a price per share equal to the average of the closing ask and bid prices for the Corporation's common stock for the five days preceding the Closing Date, commencing on the Closing Date and ending at 5:00 p.m., New York Time, on the second anniversary of the Closing Date.

         THE WARRANT, AND ALL SHARES OF CAPITAL STOCK ISSUABLE THEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

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         STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE
         SECURITIES LAWS OR EXEMPTIONS THEREFROM, SUCH EXEMPTIONS, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

3.       CLOSING.

         3.1 CLOSING; CLOSING DATE. The closing of the transactions contemplated hereby shall be effective as of the delivery of he closing deliveries described below ("CLOSING") at the offices of Koffman Kaleff, Vancouver BC. at 11:00 a.m. on July 20, 2001, or at such time and place as the parties mutually agree ("CLOSING DATE").

         3.2      CLOSING DELIVERIES.  At Closing:

                  (a) Releasor shall deliver to Releasee the Note marked across its face "CANCELLED"; and
                  (b) Releasee shall deliver to Releasor the Cancellation
                      Payment and the Warrant.


4. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representations, warranty, covenant or agreement contained in this Agreement.

5. BINDING EFFECT: BENEFITS. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under of by reason of this Agreement.

6. GOVERNING LAW; JURISDICTION; VENUE; REMEDIES;INDEPENDENT LEGAL COUNSEL. This Agreement shall be interpreted and construed as to both validity and performance and enforced in accordance with and governed by the laws of the Province of Alberta, without giving effect to the choice of law principles thereof. The parties agree that any action hereunder will be held exclusively in the courts in the Province of Alberta. The parties acknowledge that remedies at law, including monetary damages, may be inadequate to remedy a breach of certain material terms herein, including Releasor's delivery of the Note, and the parties agree that equitable remedies may be necessary to enforce such terms and covenants, including specific performance. Releasor and Releasee acknowledge that the terms of this Agreement have been negotiated by

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the parties hereto and each of them has had a full opportunity to receive independent business, tax and legal counsel with respect to this Agreement and the transactions contemplated herein.

7. COUNTERPARTS. This Agreement may be executed in counterpart originals, each of which shall constitute an executed original and together shall constitute a fully-executed document.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.


RELEASOR:                                    RELEASEE:

Canaccord International Ltd.                 China Broadband Corp.



By:  _________________________               By:  /s/MATTHEW HEYSEL
Its: _________________________               Its: Chairman and Chief Executive
                                                  Officer